Exhibit 99.1

900 N. Michigan Avenue
Suite 1600
Chicago, Illinois 60611
(312) 274-2000

Contact:

G. MARC BAUMANN

Executive Vice President and

Chief Financial Officer

Standard Parking Corporation

(312) 274-2199

mbaumann@standardparking.com

FOR IMMEDIATE RELEASE

STANDARD PARKING CORPORATION TO RELEASE

Fourth Quarter and Fiscal 2004 Results on March 8, 2005

Chicago, IL – February 10, 2005 – Standard Parking Corporation (NASDAQ: STAN) today announced that it will release Fourth Quarter and Fiscal 2004 Earnings on Tuesday, March 8 at 7:30 AM CST.  There will be a conference call at 10:00 AM CST that can be accessed via webcast at www.standardparking.com or www.fulldisclosure.com.

The webcast also will be archived on Standard Parking’s website at www.standardparking.com in the investor relations section.  To listen to the live call, individuals are directed to the company’s website or to www.fulldisclosure.com at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, replays will be available shortly after the call on either website.

Standard Parking also announced that its 2005 Annual Stockholders Meeting will be held on April 27, 2005 at 4:00 PM CDT at the Whitehall Hotel in Chicago, IL.  The record date for the 2005 Annual Stockholders Meeting will be the close of business on March 4, 2005.

Standard Parking is a leading national provider of parking facility management services.  The company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry.  The company manages approximately 1,900 parking facilities, containing over one million parking spaces in close to 300 cities across the United States and Canada.  In addition, the company manages parking-related and shuttle bus operations serving more than 60 airports.

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